UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 5, 2010
THE TJX COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-4908	04-2207613

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
770 Cochituate Road, Framingham, MA 01701
(Address of Principal Executive Offices) (Zip Code)

(508) 390-1000
Registrant’s Telephone Number (Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On April 5, 2010, the Executive Compensation Committee (ECC) of the Board of Directors of The TJX Companies, Inc. (TJX) amended TJX’s Executive Savings Plan (ESP), a plan under which eligible employees can defer up to 20% of base salary and up to 100% of annual and long-term cash bonuses each calendar year and receive matching credits. Under the amendment, named executive officers Ernie Herrman, Senior Executive Vice President, Group President, and Jeffrey G. Naylor, Senior Executive Vice President, Chief Financial and Administrative Officer, (who are not eligible for the primary benefit under TJX’s Supplemental Executive Retirement Plan) will be entitled to receive each year for up to 15 years a 100% match on deferrals of up to 10% of base salary, together with an additional match ranging between 50% to 150% of deferrals of up to 10% of base salary if performance under TJXs Management Incentive Plan for the relevant fiscal year produces a payout of between 90% and 125% of the target corporate award opportunities. The amendment also makes certain other changes to the administration of the ESP, including requiring participants to comply with any applicable confidentiality, noncompetition, nonsolicitation or related agreement in order to receive and/or retain amounts attributable to the additional employer credits provided by this amendment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.
/s/ Ann McCauley
Ann McCauley
Executive Vice President, General Counsel

Dated: April 9, 2010